                                                                  EXECUTION COPY
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                          REGISTRATION RIGHTS AGREEMENT

                             DATED AS OF MAY 1, 2007
                                  BY AND AMONG

                              CLARKE AMERICAN CORP.
                   THE GUARANTORS LISTED ON SCHEDULE I HERETO

                                       AND

                       CREDIT SUISSE SECURITIES (USA) LLC
                            BEAR, STEARNS & CO. INC.
                          CITIGROUP GLOBAL MARKETS INC.
                                       AND
                           J.P. MORGAN SECURITIES INC.

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     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of May 1, 2007, by and among Clarke American Corp., a Delaware corporation (the "COMPANY"), the guarantors listed on Schedule I hereto (the
"GUARANTORS") and Credit Suisse Securities (USA) LLC, Bear, Stearns & Co. Inc.,
Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (each an "INITIAL
PURCHASER" and, together, the "INITIAL PURCHASERS"), who have agreed to purchase the Company's 9.50% Senior Fixed Rate Notes due 2015 (the "INITIAL FIXED RATE
NOTES") the Company's Senior Floating Rate Notes due 2015 (the "INITIAL FLOATING
RATE NOTES" and, together with the Initial Fixed Rate Notes, the "INITIAL
NOTES") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated April 26,
2007, Clarke American Corp., a Delaware corporation, the Guarantors party thereto and the Initial Purchasers, (the "PURCHASE AGREEMENT"). In order to induce the Initial Purchasers to purchase the Initial Notes, the Company and the
Guarantors have agreed to provide the registration rights set forth in this
Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 8 of the Purchase
Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of the date hereof (the
"INDENTURE"), among the Company, the Guarantors and Wells Fargo Bank, N.A., as
trustee, as amended, relating to the Initial Notes and the Exchange Notes (as defined below).

     The parties hereby agree as follows:

SECTION 1. DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     ACT: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission (as defined below)
thereunder.

     ADDITIONAL INTEREST: As defined in Section 5 hereof.

     AFFILIATE: As defined in Rule 144.

     BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

     BUSINESS DAY: Any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to remain closed. If the time to perform any action hereunder falls on a day that is not a Business Day, such time will be extended to the next Business Day.

     CLOSING DATE: The date hereof.

     COMMISSION: The Securities and Exchange Commission.

     CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the
Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer
Registration Statement continuously effective and the keeping of the Exchange
Offer open for a period not less than the minimum period required pursuant to
Section 3(b) hereof and (c) the delivery by the Company to the Registrar (as defined in the Indenture) under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes of the same series that were tendered by Holders thereof pursuant to the Exchange
Offer.

     CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

     EXCHANGE NOTES: The Company's 9.50% Senior Fixed Rate Notes due 2015 and
the related guarantees (the "EXCHANGE FIXED RATE NOTES") and the Company's
Senior Floating Rate Notes and the related guarantees (the "EXCHANGE FLOATING
RATE NOTES"), in each case to be issued pursuant to the Indenture (i) in the
Exchange Offer or (ii) as contemplated by Section 4 hereof.

     EXCHANGE OFFER: The offer to exchange (a) Exchange Fixed Rate Notes (whose issuance shall be registered pursuant to the Exchange Offer Registration
Statement) for a like outstanding principal amount of Initial Fixed Rate Notes that are tendered by the Holders thereof, and (b) Exchange Floating Rate Notes
(whose issuance shall be registered pursuant to the Exchange Offer Registration
Statement) for a like outstanding principal amount of Initial Floating Rate
Notes that are tendered by the Holders thereof.

     EXCHANGE OFFER EFFECTIVENESS DEADLINE: As defined in Section 3(a) hereof.

     EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     FILING DEADLINE: As defined in Section 3(a) hereof.

     HOLDERS: As defined in Section 2 hereof.

     INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

     INDEMNIFIED PARTY: As defined in Section 8(c) hereof.

     INDEMNIFIED PERSON: As defined in Section 8(c) hereof.

     PERSON: An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or government, agency or political subdivision thereof.

     PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus

supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

     REGISTRATION DEFAULT: As defined in Section 5 hereof.

     REGISTRATION STATEMENT: Any registration statement of the Company and the
Guarantors relating to (a) an offering of any series of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted
Securities pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement, and (ii) in each case, including the Prospectus included therein and all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     REGULATION S-K: Regulation S-K promulgated under the Act.

     RULE 144: Rule 144 promulgated under the Act.

     SHELF FILING DEADLINE: As defined in Section 4(a) hereof.

     SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

     SHELF REGISTRATION STATEMENT EFFECTIVENESS DEADLINE: As defined in Section
4(a) hereof.

     SUSPENSION NOTICE: As defined in Section 6(d) hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended.

     TRANSFER RESTRICTED SECURITIES: Each Initial Note until the earliest to occur of (a) the date on which such Initial Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer, (b)
following the exchange by a Broker-Dealer in the Exchange Offer of an Initial
Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration
Statement, (c) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with the Shelf
Registration Statement or (d) the date on which such Initial Note is distributed to the public pursuant to Rule 144.

SECTION 2. HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permitted by applicable law or
Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) file the Exchange
Offer Registration Statement with the Commission as soon as practicable after the Closing Date, but in no event later than 180 days after the Closing Date
(such 180th day being the "FILING DEADLINE"), (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective at the earliest practicable time, but in no event later than 270 days after the Closing Date (such 270th day being the "EXCHANGE OFFER EFFECTIVENESS
DEADLINE"), (iii) in connection with the foregoing, use commercially reasonable efforts to (A) file all pre-effective amendments to such Exchange Offer
Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange
Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer;
provided, however, that neither the Company nor the Guarantors shall be required to take any action that would subject them to general service of process or taxation in any jurisdiction where they are not already so subject, and (iv) as promptly as practicable after the effectiveness of such Exchange Offer
Registration Statement, commence and Consummate the Exchange Offer. The 180 and
270 day periods referred to in clause (i) and (ii) of this Section 3(a) shall not include any period in which the Company is pursuing a Commission decision in accordance with the provisions of Section 6(a)(i) hereof. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange
Notes to be offered in exchange for the Transfer Restricted Securities and (ii)
resales of Exchange Notes by Broker-Dealers that tendered into the Exchange
Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than
Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

     (b) Unless the Exchange Offer shall not be permitted by applicable law or
Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the
Guarantors shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration
Statement. The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 Business Days thereafter, or longer, if required by the federal securities laws (such 45th (or longer) Business Day being the "CONSUMMATION DEADLINE").

     (c) The Company and the Guarantors shall include a "Plan of Distribution"
section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that

any Broker-Dealer who holds Initial Notes that are Transfer Restricted
Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer
Restricted Securities acquired directly from the Company or any Affiliate of the
Company), may exchange such Transfer Restricted Securities pursuant to the
Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the
Commission may require in order to permit such sales pursuant thereto, but such
"Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Initial Notes held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

     Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange
Notes received by such Broker-Dealer in the Exchange Offer, the Company and
Guarantors shall permit the use of the Prospectus contained in the Exchange
Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of
Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use all commercially reasonable efforts to keep the Exchange Offer Registration
Statement continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation Deadline or such shorter period ending on the date when all Transfer Restricted Securities covered by such Registration
Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such
Broker-Dealers, promptly upon reasonable request at any time during such period.

SECTION 4. SHELF REGISTRATION

     (a) Shelf Registration. If (i) the Company and the Guarantors are not (A)
required to file the Exchange Offer Registration Statement or (B) permitted to
Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any
Holder of Transfer Restricted Securities notifies the Company prior to 20
Business Days following Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange
Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the
Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or any of its
Affiliates, then the Company and the Guarantors shall:

     (x) use all commercially reasonable efforts on or prior to 45 days after the earlier of (i) the date as of which the Company determines that the Exchange
Offer Registration Statement will

not be or cannot be, as the case may be, filed as a result of clause (a)(i)
above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "SHELF FILING DEADLINE"); provided that such Shelf Filing Deadline shall not be earlier than 180 days after the date of this Agreement, to file a shelf registration statement pursuant to Rule
415 under the Act (which may be an amendment to the Exchange Offer Registration
Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer
Restricted Securities of Holders that have provided the information required pursuant to Section 4(b) hereof; and

     (y) use all commercially reasonable efforts to cause such Shelf
Registration Statement to become effective on or prior to 270 days after the
Shelf Filing Deadline (such 270th day, the "SHELF REGISTRATION STATEMENT
EFFECTIVENESS DEADLINE").

     If, after the Company and the Guarantors have filed an Exchange Offer
Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf
Registration Statement solely because the Exchange Offer is not permitted as a result of the circumstances described under applicable federal law or Commission policy (i.e., clause (a)(i)(B) above), then the filing of the Exchange Offer
Registration Statement shall be deemed to satisfy the requirements of clause (x)
above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Shelf Registration Statement Effectiveness Deadline.

     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use all commercially reasonable efforts to keep any Shelf
Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of
Sections 6(b) and (c) hereof and in conformity in all material respects with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

     (b) Provision by Holders of Certain Information in Connection with the
Shelf Registration Statement. No Holder of Transfer Restricted Securities may
include any of its Transfer Restricted Securities in any Shelf Registration
Statement pursuant to this Agreement unless and until (i) such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or Item 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration
Statement or Prospectus or preliminary prospectus included therein, and (ii) in the case of an underwritten offering, such Holder completes and executes all questionnaires, powers of attorney, underwriting agreements, lock-up letters and other documents reasonably requested by the Company in connection with the terms of such underwritten offering. Furthermore, no Holder of Transfer Restricted
Securities may include any of its Transfer Restricted Securities in any Shelf
Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such Holder's comments to the disclosure relating to such
Holder in the Shelf Registration Statement. No Holder of Transfer

Restricted Securities shall be entitled to Additional Interest pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. ADDITIONAL INTEREST

     Subject to the provisions of Sections 6(b)(iii) and 6(d) hereof, if (i) any
Registration Statement required by this Agreement is not filed with the
Commission on or prior to the applicable Filing Deadline or Shelf Filing
Deadline, as applicable, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the Exchange Offer
Effectiveness Deadline or the Shelf Registration Statement Effectiveness
Deadline, as applicable, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be usable for its intended purpose (each such event referred to in clauses (i)
through (iv), a "REGISTRATION DEFAULT"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted
Securities additional interest ("ADDITIONAL INTEREST") in an amount equal to a per annum rate of 0.25% on the principal amount of Transfer Restricted
Securities held by such Holder for the period of time that the Registration
Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Additional Interest shall increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until no Registration Default is in effect, up to a maximum amount of Additional Interest for all Registration Defaults of 1.00% per
annum on the principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay Additional
Interest for more than one Registration Default with respect to a particular series of Transfer Restricted Securities at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer
Registration Statement (and/or, if applicable, the Shelf Registration
Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange
Offer Registration Statement (and/or, if applicable, the Shelf Registration
Statement), in the case of (ii) above, (3) upon Consummation of the Exchange
Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Additional Interest payable with respect to the
Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or
(iv), as applicable, shall cease on the date of such cure and the interest rate on such Transfer Restricted Securities will revert to the interest rate on such
Transfer Restricted Securities prior to the applicable Registration Default.

     All accrued Additional Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on the next scheduled Interest Payment Date (as defined in the Indenture), as more fully set forth in the Indenture and the Notes. The amount of Additional
Interest with respect to a particular series of Initial Notes will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Notes of a particular series, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

Notwithstanding the fact that any securities for which Additional Interest are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay Additional Interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

     The amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is continuing, and a Holder of
Initial Notes or Exchange Notes who is not entitled to the benefits of a Shelf
Registration Statement shall not be entitled to Additional Interest with respect to a Registration Default that pertains to such Shelf Registration Statement.

SECTION 6. REGISTRATION PROCEDURES

     (a) Exchange Offer Registration Statement. In connection with the Exchange
Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) below, (y) use all commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by
Broker-Dealers that tendered in the Exchange Offer Initial Notes that such
Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company, the Guarantors or any of the Affiliates of the
Company or the Guarantors) being sold in accordance with the intended method or methods of distribution thereof set forth in the Registration Statement, and (z)
comply with all of the following provisions:

          (i) If, following the date hereof there has been announced a change in
     Commission policy with respect to exchange offers such as the Exchange
     Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such
     Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level;
     provided that the Company and the Guarantors shall not be required to take any commercially unreasonable action to effect a change in Commission policy. In connection with the foregoing, the Company and the Guarantors hereby agree, however, to take all such other commercially reasonable actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation
     (A) participating in telephonic conferences with the Commission, (B)
     delivering to the Commission staff an analysis prepared by counsel to the
     Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C)
     diligently pursuing a resolution of such submission (which need not be favorable) by the Commission staff.

          (ii) As a condition to its participation in the Exchange Offer, each
     Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the
     Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration

     Statement) to the effect that (A) it is not an Affiliate of the Company or any of the Guarantors, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the
     Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange
     Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and
     Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation
     (available May 13, 1988), as interpreted in the Commission's letter to
     Shearman & Sterling dated July 2, 1993, and similar no-action letters
     (including, if applicable, any no-action letter obtained pursuant to clause
     (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

          (iii) Prior to effectiveness of the Exchange Offer Registration
     Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the
     Commission enunciated in Exxon Capital Holdings Corporation (available May
     13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2,
     1993, and, if applicable, any no-action letter obtained pursuant to clause
     (i) above, (B) including a representation that neither the Company has nor the Guarantors have entered into any arrangement or understanding with any
     Person to distribute the Exchange Notes to be received in the Exchange
     Offer and that, to the best of the Company's and the Guarantors'
     information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C)
     any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

     (b) Shelf Registration Statement. In connection with the Shelf Registration
Statement, the Company and the Guarantors shall:

          (i) comply with all the provisions of Section 6(c) below and use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (ii) issue, upon the request of any Holder or purchaser of Initial
     Notes covered by any Shelf Registration Statement contemplated by this
     Agreement; provided that such Holder provides all documentation reasonably requested by the Company in connection with such issuance, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register
     Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the
     Shelf Registration Statement in the names as such purchaser(s) shall designate.

          (iii) If the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction or other material development involving the Company or the Guarantors, the Company may allow the Shelf Registration Statement to fail to be effective or the Prospectus contained therein to be unusable as a result of such nondisclosure for up to seventy-five (75) days in any year during the two-year period of effectiveness required by Section 4 hereof and no Additional Interest shall become payable by the Company or the Guarantors as a result of any such Shelf Registration Statement failing to be effective or any such Prospectus being unusable pursuant to this
     Section 6(b)(iii).

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the
Guarantors shall:

          (i) use all commercially reasonable efforts to keep such Registration
     Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such
     Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer
     Restricted Securities during the period required by this Agreement, the
     Company and the Guarantors shall file as promptly as practicable an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable;

          (ii) use all commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such
     Registration Statement effective for the applicable period set forth in
     Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with

                                       10

     the applicable provisions of Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration
     Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such
     Registration Statement or supplement to the Prospectus;

          (iii) advise the Holders as promptly as practicable and, if requested by such Holders, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the happening of any event that causes the Company to become an "ineligible issuer," as defined in Commission Rule 405 and (E) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the
     Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no advice by the Company shall be required pursuant to this clause (D) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form
     8-K or other appropriate Exchange Act report that is incorporated by reference into such Registration Statement, which, in either case, contains the requisite information with respect to such event or facts that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration
     Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

          (iv) subject to Section 6(c)(i), if any fact or event contemplated by
     Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus, as of its
     date, will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                       11

          (v) in the case of a Shelf Registration Statement, furnish to each
     Holder named in any such Registration Statement in connection with such exchange or sale, if any, before filing with the Commission, copies of any
     Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such
     Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such
     Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object in writing within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration
     Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act. Notwithstanding the foregoing, the
     Company shall not be required to take any actions under this Section
     6(c)(v) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

          (vi) in the case of a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a
     Registration Statement or Prospectus in connection with such exchange or sale, if any, provide copies of such document to the Holders named in any such Registration Statement, make the Company's and the Guarantors'
     representatives available for discussion of such document and other customary due diligence matters, subject to negotiation, execution and delivery of customary confidentiality agreements, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

          (vii) make available, at reasonable times, for inspection by the
     Holders named in any applicable Registration Statement and legal counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and the Guarantors reasonably requested by any such Persons and cause the Company's and the Guarantors'
     officers, directors and employees to supply all information reasonably requested by any such Holder, counsel or accountant, subject to negotiation, execution and delivery of customary confidentiality agreements, in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

          (viii) in the case of a Shelf Registration Statement, if requested by any Holders named in any such Registration Statement in connection with such exchange or sale, promptly include in any Registration Statement or
     Prospectus, pursuant to a supplement, document incorporated by reference or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer
     Restricted Securities, information with respect to the principal amount of
     Transfer Restricted Securities being sold, the purchase price being paid therefor and any other

                                       12

     terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix) in the case of a Shelf Registration Statement, use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered thereby;

          (x) in the case of a Shelf Registration Statement, upon request, furnish to each Holder named in any such Registration Statement in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, (without all documents incorporated by reference therein and exhibits thereto, unless requested);

          (xi) in the case of a Shelf Registration Statement, upon request, deliver to each Holder named in any such Registration Statement without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; provided that if no Registration Statement is effective or no Prospectus is usable in accordance with the provisions of
     Section 6(b) hereof, the Company shall deliver to each Holder named in any such Registration Statement a notice to that effect; the Company and the
     Guarantors hereby consent to the use (in accordance with law) of the
     Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted
     Securities covered by the Prospectus or any amendment or supplement thereto;

          (xii) in the case of a Shelf Registration Statement, upon the reasonable request of any Holder named in any such Registration Statement, enter into such agreements (including underwriting agreements containing customary terms) and make such customary representations and warranties and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted
     Securities pursuant to such Registration Statement as may be reasonably requested by any such Holder in connection with any sale or resale pursuant to such Registration Statement. In such connection, the Company and the
     Guarantors shall:

               (A) to the extent reasonably requested by any Holder named in any such Registration Statement, furnish (or in the case of paragraphs (2)
          and (3), use all commercially reasonable efforts to cause to be furnished) to each Holder, upon the effectiveness of the Shelf
          Registration Statement:

                    (1) a certificate in customary form, dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, in customary form, and such Guarantor, confirming, as of the

                                       13

               date thereof, the matters set forth in Sections 7(a), (c), (d)
               and (e) of the Purchase Agreement and such other matters as such
               Holders may reasonably request;

                    (2) an opinion in customary form, dated the date of
               effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantors, covering such matters as set forth in Sections 7(g), 7(h) and 7(i) of the Purchase Agreement
               and such other matters as such Holder may reasonably request; and

                    (3) a customary comfort letter, dated the date of
               effectiveness of the Shelf Registration Statement, from the
               Company's independent accountants, and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to
               Section 7(j) of the Purchase Agreement; and

               (B) deliver such other documents and certificates as may be reasonably requested by the Holders named in any such Registration
          Statement and as are customarily delivered in similar offerings to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (B);

          (xiii) prior to any public offering of Transfer Restricted Securities, use all commercially reasonable efforts to cooperate with the Holders named in the applicable Registration Statement and their counsel in connection with the registration and qualification of the Transfer Restricted
     Securities under the state securities or blue sky laws of such jurisdictions as such Holders may reasonably request and use all commercially reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration
     Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not now so subject;

          (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted
     Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to enable such
     Transfer Restricted Securities to be registered in such denominations and such names as the selling Holders may request at least three Business Days prior to such sale of Transfer Restricted Securities;

                                       14

          (xv) use all commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities other than as set forth in Section 6(c)(xiii) hereof;

          (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such
     Transfer Restricted Securities and provide the Trustee under the Indenture with any necessary printed certificates for the Transfer Restricted
     Securities which are in a form eligible for deposit with the Depository
     Trust Company;

          (xvii) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable
     Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

          (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA;
     and execute and use all commercially reasonable efforts to cause the
     Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the
     Commission to enable such Indenture to be so qualified in a timely manner;

          (xix) in the event that any broker-dealer registered under the
     Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution"
     (within the meaning of the Conduct Rules (the "Conduct Rules") of the
     National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Conduct Rules, including, without limitation, by (i) if such Conduct Rules, including Rule
     2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration
     Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such
     Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Conduct Rules;

                                       15

          (xx) provide as promptly as practicable to each Holder, upon request, each document filed with the Commission pursuant to the requirements of
     Section 13 or Section 15(d) of the Exchange Act; and

          (xxi) without the prior consent of the Initial Purchasers, shall not make any offer relating to the Transfer Restricted Securities that would constitute a "free writing prospectus," as defined in Rule 405.

     (d) Restrictions on Holders. Each Holder agrees by acquisition of a
Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C), or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a
"SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of
Transfer Restricted Securities pursuant to the applicable Registration Statement until (x) such Holder has received copies of the supplemented or amended
Prospectus contemplated by Section 6(c)(iv) hereof, or (y) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT
DATE"). Each Holder receiving a Suspension Notice hereby agrees that (unless prohibited by applicable law or internal policy of such Holder) it will either
(i) destroy any Prospectuses, other than permanent file copies, then in such
Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such
Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the
Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

     The Company shall bear all fees and expenses incurred in connection with the performance of the obligations or of or compliance with this Agreement by the Company and the Guarantors (including the reasonable and documented fees and expenses, if any, of Latham & Watkins LLP, counsel for the Initial Purchasers, incurred in connection with the Exchange Offer, but excluding, for the avoidance of doubt, any underwriting discounts and commissions), whether or not the
Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective. Such fees and expenses shall include, without limitation:
(i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii)
all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and all reasonable fees and disbursements of one firm of counsel for the Holders of Transfer Restricted Securities; (v) all
application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors

                                       16

(including the expenses of any special audit and comfort letters required by or incident to such performance). In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer
Registration Statement and the Shelf Registration Statement) regardless of whether a Registration Statement becomes effective, the Company shall bear or reimburse the Holders named therein for the reasonable and documented fees and disbursements of not more than one firm of counsel for each series of Transfer
Restricted Securities (excluding any one local counsel for each relevant jurisdiction), which counsel shall be designated by the Holders of a majority in principal amount of the Transfer Restricted Securities of a particular series for whose benefit such Registration Statement is being prepared.

     The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

SECTION 8. INDEMNIFICATION

     (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, any Broker Dealer participating in an
Exchange Offer (each, a "PARTICIPATING BROKER-DEALER") and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "INDEMNIFIED
PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Transfer Restricted Securities) to which each Indemnified Party may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or "issuer free writing prospectus," as defined in Rule 433 ("ISSUER FWP"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any reasonable and documented legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) neither the Company nor any Guarantor shall be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP in reliance upon and in conformity with written information pertaining to such
Holder and furnished to the Company by or on behalf of such Holder or
Participating Broker-Dealer, as applicable, specifically for inclusion therein
(ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf
Registration Statement, the indemnity agreement contained in this subsection (a)
shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Initial Notes or
Exchange Notes concerned, to the extent that a

                                       17

prospectus or amendment or supplement thereto relating to such notes was required to be delivered (including through satisfaction of the conditions of
Commission Rule 172) by such Holder under the Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or
Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Securities to such person, an amended or supplemented prospectus correcting such untrue statement or omission or alleged untrue statement or omission if the Company had previously furnished copies thereof to such Holder and (iii) the Company and the
Guarantors shall not, in connection with any one action or separate but substantially similar action or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses reasonably incurred by more than one separate firm for all Indemnified Parties (excluding any one local counsel for each relevant jurisdiction), such firm to be designated in writing by a majority of the Holders of a majority of principal amount of the Notes, except to the extent an Indemnified Party shall have reasonably concluded that (a) there may be one or more legal defenses available to it that are different from or in addition to those available to other
Indemnified Parties, or (b) representation of such Indemnified Party by such counsel would present such counsel with a conflict of interest; provided further, however, that this indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have to such
Indemnified Party. The Company and the Guarantors shall also, jointly and severally, indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the
Holders if requested by such Holders.

     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section
15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors
from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company, the Guarantors or any such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any reasonable and documented legal or other expenses incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, the Guarantors or any of their controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party

                                       18

under this Section 8, notify the indemnifying party of the commencement thereof;
but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or
(b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party shall be liable for any settlement of the nature contemplated by Section 8(a) effected without its written consent only if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b)
above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b)
above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Transfer Restricted
Securities, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties'
relative intent, knowledge, access to information and opportunity to correct or prevent

                                       19

such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).
Notwithstanding any other provision of this Section 8(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Transfer Restricted
Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Act or the
Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company or the Guarantors within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Company or the Guarantors.

     (e) The agreements contained in this Section 8 shall survive the sale of the Transfer Restricted Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

SECTION 9. RULE 144A AND RULE 144

     The Company and the Guarantors, jointly and severally, agree with each
Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or the Guarantors (i) is not subject to
Section 13 or 15(d) of the Exchange Act, to make available, upon request of any
Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer
Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act, and
(ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer
Restricted Securities pursuant to Rule 144.

SECTION 10. MISCELLANEOUS

     (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the
Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The
Company and

                                       20

the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. Neither the Company nor the Guarantors
will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the
Holders in this Agreement or otherwise conflicts with the provisions hereof.
Neither the Company has nor the Guarantors have previously entered into, nor is currently party to, any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors'
securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company, the Guarantors and the written consent of the Holders of a majority in principal amount of the
Transfer Restricted Securities of a particular series affected by such amendment, modification, supplement, waiver or consents.

     (d) Additional Guarantors. The Company shall cause any of its Restricted
Subsidiaries (as defined in the Indenture) that becomes, prior to the consummation of the Exchange Offer, a Guarantor in accordance with the terms and provisions of the Indenture to become a party to this Agreement as a Guarantor.
Notwithstanding the generality of the foregoing statement, any entity that becomes a Guarantor upon the consummation of the Acquisition (as defined in the
Purchase Agreement) shall become a party to this Agreement as a Guarantor. It is understood and agreed that if, prior to the Exchange Offer, a Guarantor that has executed this Agreement is no longer a Guarantor under the Indenture pursuant to and in accordance with the provisions of the Indenture, such Guarantor shall no longer be a Guarantor for purposes of this Agreement.

     (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of
Holders hereunder.

     By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify and hold harmless the Company, the Guarantors, and their respective directors and officers, and each person, if any, who controls
(within the meaning of Section 15 of the Act or Section 20 of the Exchange Act)
to the same extent as the indemnity from the Company and the Guarantors set forth in Section 8(a) hereof, but only with reference to information relating to such Holder and provided in writing by such Holder for inclusion in any Shelf
Registration Statement. In no event shall any such Holder be liable or responsible for any amount in excess of the amount by which such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf
Registration Statement exceeds (i) the amount paid by such Holder for such
Transfer Restricted Securities and (ii) the amount of any damages that such
Holder, its directors,

                                       21

officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail
(registered or certified, return receipt requested), facsimile or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the
     Registrar under the Indenture, with a copy to the Registrar under the
     Indenture; and

          (ii) if to the Initial Purchasers:

                    Credit Suisse Securities (USA) LLC
                    Eleven Madison Avenue
                    New York, NY 10010-3629
                    Fax No.: (212) 325-4296
                    Attention: Transactions Advisory Group

          (iii) if to the Company or the Guarantors:

                    Clarke American Corp.
                    10931 Laureate Drive
                    San Antonio, TX 78249
                    Facsimile No.: (210) 558-5254
                    Attention: Chief Financial Officer

                    With a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison LLP
                    1285 Avenue of the Americas
                    New York, NY 10019
                    Facsimile No.: (212) 492-0052
                    Attention: Lawrence G. Wee

                    And a copy to:

                    M&F Worldwide Corp.
                    35 East 62nd Street
                    New York, NY 10021
                    Facsimile: (212) 572-5056
                    Attention: General Counsel

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business
Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                                       22

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (g) Successors and Assigns. This Agreement shall be binding upon the
Company, the Guarantors and their respective successors and assigns.

     (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE
CONFLICT OF LAW RULES THEREOF. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (l) Securities Held by the Company. Whenever the consent or approval of
Holders of a specified percentage of principal amount of Initial Notes or
Exchange Notes is required hereunder, Initial Notes or Exchange Notes held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer
Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            (Signature Pages Follow)

                                       23

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        CLARKE AMERICAN CORP.

                                        By: /s/ Judy C. Norris
                                            ------------------------------------
                                            Name:  Judy C. Norris
                                            Title: Vice President, General
                                                   Counsel & Secretary

                                        B2DIRECT, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        CENTRALIA HOLDING CORP.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        CHECKS IN THE MAIL, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        CLARKE AMERICAN CHECKS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        H ACQUISITION CORP.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and
                                                   Assistant Secretary

                                        HARLAND CHECKS AND SERVICES, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        HARLAND FINANCIAL SOLUTIONS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and
                                                   Assistant Secretary

                                        HFS CORE SYSTEMS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and
                                                   Assistant Secretary

                                        HFS SCANTRON HOLDINGS CORP.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        JOHN H. HARLAND COMPANY

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name: Edward P. Taibi
                                            Title: Assistant Secretary

                                        JOHN H. HARLAND COMPANY OF PUERTO RICO

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        NEW CS, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        NEW SCH, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        NEW SCSFH, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        NEW SFH, INC.

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Assistant Secretary

                                        SCANTRON CORPORATION

                                        By: /s/ Edward P. Taibi
                                            ------------------------------------
                                            Name:  Edward P. Taibi
                                            Title: Vice President and
                                                   Assistant Secretary

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ S. Hayes Smith
    -------------------------------
    Name:  S. Hayes Smith
    Title: Director

BEAR, STEARNS & CO. INC.

By: /s/ Mark Bernstein
    -------------------------------
    Name:  Mark Bernstein
    Title: Senior Managing Director

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Caesar W. Wyszomirski
    -------------------------------
    Name:  Caesar W. Wyszomirski
    Title: Director

J.P. MORGAN SECURITIES INC.

By: /s/ J. Mathew Lyness
    -------------------------------
    Name:  J. Mathew Lyness
    Title: Managing Director

                                   SCHEDULE I

                                   GUARANTORS

                                 B2Direct, Inc.
                             Centralia Holding Corp.
                            Checks in the Mail, Inc.
                          Clarke American Checks, Inc.
                               H Acquisition Corp.
                        Harland Checks and Services, Inc.
                        Harland Financial Solutions, Inc.
                             HFS Core Systems, Inc.
                           HFS Scantron Holdings Corp.
                             John H. Harland Company
                     John H. Harland Company of Puerto Rico
                                  New CS, Inc.
                                  New SCH, Inc.
                                 New SCSFH, Inc.
                                  New SFH, Inc.
                              Scantron Corporation